                                                                     Exhibit 4.2


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEITHER THIS NOTE NOR THE GUARANTEE INCLUDED HEREIN IS A BANK DEPOSIT OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER INSURER OR GOVERNMENTAL AGENCY.

THE INDENTURE, DATED AS OF DECEMBER 1, 1991, RELATING TO THIS SECURITY, HAS BEEN AMENDED BY A SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 1993, AND FURTHER AMENDED BY A SECOND SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 2000.

8


                                PNC FUNDING CORP
                           5.75% SENIOR NOTES DUE 2006

REGISTERED                                                CUSIP:       693476AR4
No. ___                                                   ISIN:     US693476AR48
                                                          Common Code: 013350639
                                                                   $

         PNC FUNDING CORP, a corporation duly organized and existing under the laws of Pennsylvania (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of _________ Dollars on August 1, 2006, and to pay interest thereon from August 1, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year, commencing February 1, 2002, and at maturity, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, subject to certain exceptions, will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. However, interest payable on the maturity date will be paid to the person to whom the principal will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of the Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner acceptable to the Trustee and not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities" or "Notes"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1991, among the Company, PNC Financial Corp (also known as "PNC Bank Corp." and now known as "The PNC Financial Services Group, Inc.") (the "Guarantor") and Manufacturers Hanover Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) as amended by a Supplemental Indenture dated as of February 15, 1993 by and among the Company, the Guarantor and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company and now known as The Chase Manhattan Bank) ("Trustee"), and as further amended by a Second Supplemental Indenture dated as of

February 15, 2000 by and among the Company, the Guarantor and the Trustee (such Indenture as amended being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, initially limited (except as provided in the Indenture) in aggregate principal amount to $700,000,000.

         The Securities may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the holders of the Securities (which notice shall be irrevocable), at their principal amount (together with interest accrued to the date fixed for redemption), if (i) the Company has or will become obliged to pay additional amounts as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the Securities, and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such additional amounts were a payment in respect of the Securities then due. Before the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the principal paying agent a certificate signed by two officers of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Company has or will become obliged to pay such additional amounts as a result of such change or amendment. The Securities are otherwise not redeemable at either the option of the Holder or by the Company prior to the Stated Maturity thereof and are not subject to any sinking fund.

         If an Event of Default (as defined in the Indenture) with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         The indebtedness of the Company evidenced by the Securities, including the principal thereof and interest thereto, is, to the extent and in the manner set forth in the Indenture, senior in right of payment to its obligations to holders of Subordinated Debt Securities and Existing Company Subordinated Indebtedness (each as defined in the Indenture) and shall rank pari passu in right of payment with each other and with Senior Company Indebtedness (as defined in said Indenture), as provided in the Indenture, and each Holder of Securities, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture. The indebtedness of the Company evidenced by the Securities, including the principal thereof and interest thereon, also shall rank pari passu in right of payment with the Company's 6.95% Notes Due 2002 and 7.00% Notes Due 2004, as provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the holders of the Securities of any series under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of all series (voting as one class) to be affected by such amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Outstanding Securities of any series, on behalf of the holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Security is a global security, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a "Global Note and collectively, the "Global Notes"). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Securities represented hereby, this Security may not be transferred except as a whole by The Depositary Trust Company (the "Depositary") to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary ("Participants") and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in Securities by persons that hold through participants will be evidenced only by, and transfers of such beneficial interests with such participants will be effected only through, records maintained by such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in this Security. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

         Except in the limited circumstances set forth herein, participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered holders of Securities. If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, or an event of default has occurred and is continuing, and the Depositary requests the issuance of certificated notes, the Company will issue individual certificates evidencing the Securities represented hereby in definitive form in exchange for this Security in registered form to each person that the Depositary identifies as the beneficial owner of the Securities represented by the Global Notes upon surrender by the Depositary of the Global Notes. In addition, the Company may at any time and in its sole discretion determine not to have any Securities represented by one or more global securities and, in such event, will issue individual certificates evidencing Securities in definitive form in exchange for this Security. In any such instance, an owner of a beneficial interest in a Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 and any integral multiple thereof and will be issued in registered form only, without coupons. Neither the Company nor the principal paying agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Securities. The Company and the principal paying agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued.

         Except as provided herein, beneficial owners of Global Notes will not be entitled to receive physical delivery of Securities in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Securities.

         Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through either the Depositary (in the United States) or Clearstream Banking Luxembourg S.A. ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe, either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of the Depositary.

         The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Securities represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Securities represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

         Neither the Company, the Trustee, the principal paying agent nor any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Securities by the Depositary, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Securities.

         If the Company issues certificated Securities, holders may obtain certificates at the offices of the Luxembourg paying and listing agent. The Company will make those certificates available in Luxembourg at the time the Company delivers certificates to the principal paying agent.

         The Chase Manhattan Bank will act as the Company's principal paying agent with respect to the Securities through its offices presently located at 450 West 33rd Street, New York, New York 10001. The Company may at any time rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any paying agent acts. For as long as the Securities are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent in Luxembourg with respect to the Securities. Deutsche Bank Luxembourg SA, as the Luxembourg paying and listing agent, will act as the Company's paying agent in Luxembourg with respect to the Securities through its offices located at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg. Payments of interest and principal may be made by wire-transfer in immediately available funds in U.S. dollars for Securities held in book-entry form or, at the Company's option in the event the Securities are not represented by Global Notes, by check mailed to the address of the person entitled to the payment as it appears in the Security register. Payment of principal will be made upon the surrender of the relevant Securities at the offices of the principal paying agent or Luxembourg paying and listing agent.

         For as long the Securities is listed on the Luxembourg Stock Exchange, the Company will publish notice of any change in a paying agent with respect to the Securities in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourger Wort).

         Notices to the holders of registered Securities will be mailed to them at their respective addresses in the register of the Securities and will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. Notices to the holders of registered Securities that are listed on the Luxembourg Stock Exchange will also be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourger Wort). For so long as the Securities are listed on the Luxembourg Stock Exchange, any appointment of or change in the Luxembourg paying and listing agent with respect to the Securities will be published in Luxembourg in the manner set forth above.

         The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the holders of Securities with respect to the Indenture or for any remedy under the Indenture.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                -- END OF PAGE -
                      [signatures appear on following page]

         IN WITNESS WHEREOF, PNC Funding Corp has caused this Note to be signed in its name by its Chairman of the Board, President or any Executive or Senior Vice President, and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

Dated:  August 1, 2001

                                        PNC FUNDING CORP



                                        By
                                          ------------------------------
                                           Name:  Robert L. Haunschild
                                           Title: Chairman and President



Attest:



---------------------------------
Name:  Dale F. Marrison
Title: Assistant Secretary


[SEAL]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                               THE CHASE MANHATTAN BANK
                                                 as Trustee



                                               By
                                                 -----------------------------
                                                  Authorized Officer